UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2011 (August 2, 2011)

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	65-0797243
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

902 NW 4th Street Gainesville, Florida	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 835-2211

______________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b)           Departure of Director

Effective August 2, 2011, Mr. Granito resigned as the Chairman and a member  of the Company's Board of Directors (the "Board") due to personal reasons.

There were no disagreements between Mr. Granito and any officer or director of the Company as indicated in Mr. Granito's resignation notification to the Board.  The Company provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Granito and informed him that he may furnish the Company as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Company requests that he provides the respects in which he does not agree with the disclosures. The Company will undertake to file any letter received from Mr. Granito, if any, as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt.

On August 5, 2011, the Board appointed Mr. J. Ladd Greeno, our Chief Executive Officer, as the Chairman of the Board of  Directors, effective immediately.  Mr. Greeno has already been serving as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: August 8, 2011
/s/ Nam H. Nguyen
Nam H. Nguyen, Chief Financial Officer